SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2007

YARRAMAN WINERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28865	88-0373061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Yarraman Road Wybong, Upper Hunter Valley New South Wales, Australia 2333
(Address of principal executive offices)

(61) 2-6547-8118
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Kabani & Company, Inc., was our principal independent accountant for the fiscal year ended June 30, 2006. On October 1, 2007, they were dismissed and we engaged Sherb & Co., LLP, as our principal independent accountant for the fiscal year ended June 30, 2007. The dismissal of Kabani & Company, Inc. and appointment of Sherb & Co., LLP was approved by our board of directors.

The report of Kabani & Company, Inc. on our financial statements for the year ended June 30, 2006 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle except that such report was modified to include an explanatory paragraph with respect to our ability, in light of our lack of capital and history of significant operating losses, to continue as a going concern.

In connection with the audit for the fiscal year ended June 30, 2006 and during the subsequent interim period through October 1, 2007, there were no disagreements between us and Kabani & Company, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Kabani & Company, Inc. to make reference to the subject matter of the disagreement in connection with their reports.

In connection with the audit of the fiscal year ended June 30, 2006 and during the subsequent interim period through October 1, 2007, Kabani & Company, Inc. did not advise us that:

•	internal controls necessary for us to develop reliable financial statements did not exist;

•
information had come to their attention that led them to no longer be able to rely on our management’s representations or made them unwilling to be associated with the financial statements prepared by our management;

•
there was a need to expand significantly the scope of their audit, or that information had come to their attention during such time periods that if further investigated might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statement; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report; or

•
information had come to their attention that they had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

Prior to the engagement of Sherb & Co., LLP we had no consultations or discussions with Sherb & Co., LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered by them on or financial statements. Further, prior to their engagement, we received no oral or written advice from Sherb & Co., LLP of any kind.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 20, 2007 Wayne Rockwell resigned as our chief executive officer, Mark Valencic resigned as our secretary and Brian Johnson and Frank Starr resigned as directors.

On October 1, 2007 Raymond Brien was appointed as our chief financial officer and Lawrence P. Lichter was appointed as our secretary.

The resignations of Messrs. Rockwell, Valencic, Johnson and Starr were not the result of any disagreements between us and the resigning person on any matters relating to our operations, policies, or practices.

Raymond Brien is a professional national accountant in Australia and a member of the National Institute of Accountants. He has served in senior accounting positions in Australia for the past 17 years.

Lawrence P. Lichter has been a certified public accountant since 1984. In 1991 he founded Lichter, Yu & Associates, a certified public accounting firm for which he still works that provides consulting services to public companies and assists them with the preparation of their financial statements and with their SEC and Sarbanes Oxley compliance matters. Since 1999 Mr. Lichter has served as the chief financial officer for Pacific America Services Group, LLC, a company which owns an institutional securities firm and a financial services firm and which specializes in income tax preparation and business management.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 16.1	Letter from Kabani & Company, Inc. regarding confirmation of our assertions on changes in Registrant’s certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yarraman Winery, Inc.

Dated: October 31, 2007	By: /s/ Lawrence Lichter
Lawrence Lichter, Secretary